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                                   EXHIBIT 10.1

                  FORM OF MASTER CONTRACT ACQUISITION AGREEMENT
                   BETWEEN TRANSITION LEASING MANAGEMENT, INC.
                       AND TRANSITION AUTO FINANCE II INC.

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                      MASTER CONTRACT ACQUISITION AGREEMENT

     This Master Contract Acquisition Agreement (this "Agreement") effective as of this _____ day of _______________, 1998, by and between Transition Leasing Management, Inc., a Texas corporation ("Acquisition Agent") and Transition Auto Finance II, Inc., a Texas corporation ("Buyer").

                               BACKGROUND STATEMENT

     Buyer has no paid employees, and intends to rely upon Acquisition Agent to acquire assets in the name of, and for the benefit of, Buyer. This Agreement, under which from time to time Acquisition Agent will acquire on behalf of, Buyer, and Buyer will agree to buy, (i) motor vehicles that will be made subject to motor vehicle lease contracts and liens on such vehicles securing the obligations, and (ii) existing lease contract, shall govern the purchase and transfer of the vehicles and obligations for the benefit of Buyer and the servicing and other incidents thereof, and each shall be subject to the warranties, representations and agreements herein.

                              STATEMENT OF AGREEMENT

     In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Acquisition Agent agree as follows:

     1. DEFINITIONS. Unless the context requires otherwise, the following terms shall for all purposes of this Agreement have the meanings hereinafter specified:

          a. "CERTIFICATE OF TITLE" shall mean a certificate of title under the Certificate of Title Act, as amended (Transportation Code, Chapter 501, Vernon's Texas Codes Annotated) or a certificate of title under a statute of another jurisdiction under the law of which indication of a security interest on the certificate is required as a condition of perfection.

          b. "DEALER" shall mean the motor vehicle dealer who sold a Leased Vehicle to the Acquisition Agent or to the Buyer.

          c. "LEASED VEHICLE" shall mean a new or late model automobile that is not more than three model years old at the time of lease (including passenger cars, minivans, sport/utility vehicles and light trucks), together with all accessories thereto, securing an Obligor's obligations under the respective Contract.

          d. "MASTER COLLECTIONS ACCOUNT" shall be a lockbox account in the name of and owned by Acquisition Agent, which shall serve to collect all Contract payments from Obligors and all other receipts relating to Contracts, as further described and governed in the Servicing Agreement.


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          e.   "CONTRACT" shall mean a valid and enforceable motor vehicle lease contract that is secured by a lien on a Leased Vehicle and that meets the purchasing criteria set forth on EXHIBIT A attached hereto.

          f. "OBLIGOR" shall mean the person who has leased a Leased Vehicle subject to a Contract and who is indebted under that Contract.

          g. "CLOSING DATE" shall mean a business day mutually agreed upon by Acquisition Agent and Buyer upon which the Contracts will be acquired by Buyer.

          h. "PURCHASED CONTRACTS" shall mean all Contracts purchased by Buyer from Transition Auto Finance Inc. (a Texas corporation) (hereinafter, "TAF-I"), in accordance with the terms and conditions of this Agreement.

          i. "MONTHLY REPORT CERTIFICATE" shall mean a certificate, in such form as may be agreed from time to time by Acquisition Agent and Buyer, signed by an officer of the Acquisition Agent, which shall confirm the adherence of Acquisition Agent to all terms and conditions of this Agreement since the date of the most recent previously issued Monthly Report Certificate, and the conformance of the Contracts acquired by the Buyer in the immediately preceding calendar month to the purchasing criteria set forth in EXHIBIT A, and shall include such information regarding such Contracts as may be agreed from time to time by Buyer and Acquisition Agent, which information may include all or some of the following: a listing of Contracts setting forth, for each such Contract, the Contract number, the aggregate unpaid lease payments as of the date acquired by the Buyer and as of the date of origination, the name of the Obligor, the maturity date, the name of the Dealer, the vehicle identification number for the Leased Vehicle, the date on which the Contract was originated, the Purchase Price, the Dealer's sale price, original cost and sale preparation expenses for the Leased Vehicle, the amounts of deferred down payments and installments, the maturity date, the aggregate unpaid lease payments as of the date of acquisition by the Buyer and a calculation of the various ratios required by the purchasing criteria set forth on EXHIBIT A.

          j. "CONTRACT DOCUMENTS" shall mean all documents and proof of delivery evidencing and relating to the Contracts as Buyer may reasonably request.

          k. "SERVICING AGREEMENT" shall mean the Servicing Agreement duly executed by Acquisition Agent and Buyer and dated of even date herewith.

          l. "TAF-I" shall mean Transition Auto Finance Inc., a Texas corporation, which is a wholly-owned subsidiary of Acquisition Agent and an affiliate of Buyer.

     2. PROCEDURE FOR PURCHASE. At any time and from time to time until the termination of this Agreement, the Buyer may request the Acquisition Agent (i) to solicit from Dealers offers to sell to Buyer vehicles eligible to become Leased Vehicles, (ii) to solicit persons to become Obligors under Contracts, and (iii) to do the work needed to negotiate and originate Contracts for and on

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behalf of Buyer.  Acquisition Agent shall be obligated to use reasonable efforts to perform those functions on behalf of Buyer as soon as practicable following any such request by the Buyer. In addition, with respect to the portfolio of Contracts owned by Transition Auto Finance Inc., a Texas corporation ("TAF-I"), Acquisition Agent shall be obligated to perform the clerical and ministerial functions on behalf of Buyer necessary to enable Buyer to acquire such Contracts from TAF-I, to the extent that Buyer has sufficient funds available for that purpose and requests Acquisition Agent to do so. The Buyer shall be obligated to purchase vehicles eligible to become Leased Vehicles from Dealers through the Acquisition Agent, and to purchase from TAF-I any Contracts properly offered for sale to it, in accordance with the terms of this Agreement, up to a maximum aggregate Purchase Price of any dollar amount that may be specified by the Buyer in its request.

     Payment of the purchase price by Buyer shall be made at the time of the sale to Buyer from TAF-I or the purchase by Acquisition Agent on Buyer's behalf of each Leased Vehicle. At all times during the term of this Agreement, Buyer shall retain the right to audit any or all Contracts for adherence to the terms and conditions of this Agreement. Acquisition Agent shall cooperate in all material respects with the audit of such Contracts. Within ninety (90) days following the end of each calendar year, Acquisition Agent shall supply a compliance letter from its independent certified public accounting firm stating that purchasing activities and transactions covered under this Agreement were performed in all material respects in accordance with its terms and conditions. Buyer shall reimburse Acquisition Agent, and receive a repurchase price equal to the Buyer's original purchase price less any lease payments made on such Contract after the Buyer's acquisition of the Contract, for any and all Contracts that are sold to Buyer that do not meet the terms and conditions set forth in this Agreement.

     3. PURCHASE PRICE; COMPENSATION. The Purchase Price (herein so called) payable by the Buyer for each Leased Vehicle or Contract shall be an amount set forth in the Monthly Report Certificate. The Purchase Price for a Leased Vehicle shall never exceed that amount that a Dealer shall receive from bank draft upon the delivery of the Leased Vehicle. With respect to any Leased Vehicle (and the Contract related thereto) the Buyer may acquire from TAF-I, the Purchase Price for such Leased Vehicle payable by Buyer shall be an amount equal to the sum of (i) the value of Leased Vehicle on an "average wholesale" basis, as determined by reference to the "Texas Edition" of the "Official Used Car Market Guide" in effect as of the date of the Buyer's purchase plus (ii) 57.5% of the down payment received by TAF-I with respect to the Contract related to such Leased Vehicle.

     Buyer shall pay to Acquisition Agent, on or before the fifteenth day of each month, a purchase administration fee of $100 (the "Purchase Administration Fee"), a documentary fee of $50 (the "Documentary Fee"), and a marketing fee equal to 57.5% of the Obligor's down payment with respect to given Contract, as to each Contract acquired by Buyer from or through Acquisition Agent under this Agreement during the prior calendar month.

     4. TERM. This Agreement shall commence as of the date first written above and shall continue until _______________, 2002, unless mutually extended or terminated. The Servicing Agreement shall continue so long as the Buyer has any outstanding Contracts that remain to be


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collected.

     5. OTHER DOCUMENTS. Acquisition Agent or Buyer shall execute and deliver any and all other documents, opinions, certificates, and evidence of the Contracts as may be reasonably requested by Buyer in connection with the transactions contemplated by this Agreement.

     6. REPRESENTATIONS AND WARRANTIES OF ACQUISITION AGENT. In order to induce Buyer to enter into this Agreement and to purchase Contracts, Acquisition Agent represents, warrants and covenants to Buyer as follows:

          a. Acquisition Agent is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Acquisition Agent is duly qualified to transact business, and is in good standing, in each jurisdiction where the nature of its business or properties requires such qualification and where the failure to so qualify could have a material adverse effect on the business operations or financial condition of Acquisition Agent. Acquisition Agent has all requisite power, authority, licenses and permits material to the ownership and operations of its properties and to the carrying on of its business.

          b. Acquisition Agent has all requisite corporate power and authority to execute and deliver, and to perform under, this Agreement.

          c. The execution and delivery of, and performance by Acquisition Agent under, this Agreement and any and all related documents have been duly authorized by all requisite corporate action of Acquisition Agent and are not in contravention of any applicable law.

          d. This Agreement constitutes the valid, legal and binding obligation of Acquisition Agent, enforceable against Acquisition Agent in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights generally.

          e. No consent, approval or authorization of, registration with or declaration to any tribunal, person or entity, including, without limitation, the Obligors on the Contracts, or approval by the stockholders of Acquisition Agent, is required in connection with the execution and delivery of this Agreement or any Assignment or in connection with the performance by Acquisition Agent of any covenant or agreement contained herein or in any Monthly Report Certificates.

          f. The execution, delivery, performance of or compliance with the terms of this Agreement or any and all Monthly Report Certificates will not cause Acquisition Agent to be in default or in violation (nor has any event or condition occurred that, with notice or lapse of time or both, would constitute a default or violation) under (a) any credit or loan agreement, indenture, mortgage or deed of trust, or other material agreement, undertaking or arrangement (written or oral) to which it is a party or by which it may be bound or (b) its Articles of Incorporation or Bylaws.


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          g.   Acquisition Agent is not, and the execution, delivery,
performance of or compliance with the terms of this Agreement and any and all activities governed herein will not cause Acquisition Agent to be, in violation of any laws in any respect that could have any material adverse effect whatsoever upon the validity, performance or enforceability of any of the terms of this Agreement.

          h. There is no litigation or action at law or in equity pending, or, to its knowledge, threatened against it and no proceeding of any kind is pending or, to its knowledge, threatened, by any federal, state or local governmental or administrative body, which will or might materially affect Acquisition Agent or its ability to consummate the transactions contemplated hereby.

          i. Each Contract will conform with, and in acting with respect to such Contract, Acquisition Agent will have complied in all material respects with, all applicable federal, state and local laws, regulations and official rulings.

          j. Each Contract (a) shall have been originated in the United States of America and covers a Leased Vehicle purchased from a Dealer in the retail sale of the Leased Vehicle in the ordinary course of such Dealer's business, shall have been fully and properly executed by the parties thereto and the full and complete title to such Leased Vehicle shall have been validly assigned by such Dealer to Acquisition Agent as Buyer's Agent, or directly to Buyer in accordance with its terms, (b) shall reflect Buyer as the owner of the Leased Vehicle and shall have created or shall create a valid, subsisting, and enforceable first priority security interest in favor of Buyer in the Leased Vehicle and a valid, subsisting and enforceable second priority security interest in favor of the Trustee in the Leased Vehicle, (c) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security, (d) shall provide for, in the event that such Contract is prepaid, a prepayment that fully pays the principal balance, (e) met at the time of the Leased Vehicle's purchase from the originating Dealer in all material respects all purchasing criteria set forth on EXHIBIT A attached hereto, and (f) shall have been validly assigned to Buyer.

          k. Each Contract and the sale of the Leased Vehicle shall have complied at the time it was originated or made and at the execution of this Agreement shall comply in all material respects with all requirements of applicable federal, state, and local laws and regulations hereunder, including, without limitation, usury laws, the Federal Truth-In-Lending Act, the Consumer Leasing Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Federal Reserve Board's Regulations B, M and Z, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer laws and equal credit opportunity and disclosure laws.

          l. Each Contract shall represent the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms


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subject to the effects of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally.

          m. (i) The Certificate of Title for such Leased Vehicle shows (or if a new or replacement Certificate of Title is applied for with respect to such Leased Vehicle, the official receipt from the responsible state or local government authority indicating that an application has been made and that the Certificate of Title, when issued, will show (within 30 days) the Buyer as the owner and the holder of a first priority security interest in such Leased Vehicle, (ii) within 30 days after the Purchase Date of the Contract or the Leased Vehicle, the Certificate of Title for such Leased Vehicle will show the Buyer as the owner and the holder of a first priority security interest in such Leased Vehicle, and the Trustee as the holder of a second priority security interest in such Leased Vehicle, and (iii) the Buyer, upon delivery or the transfer to it, will have a valid and enforceable first priority security interest in the Leased Vehicle to the same extent as the security interest of the Person named as the original secured party under the related Contract and the Trustee will have a valid and enforceable second priority security interest.

          n. No provision of a Contract shall have been waived, without the express written consent of the Company.

          o. No right of rescission, setoff, counterclaim, or defense shall have been asserted or threatened with respect to any Contract.

          p. It is the intention of the Acquisition Agent that the transfer and assignment herein contemplated constitute a sale of the Leased Vehicles and Contracts to Buyer and that the beneficial interest in and title to the Contracts not be part of Acquisition Agent's estate in the event of the filing of a bankruptcy petition by or against Acquisition Agent under bankruptcy law. Immediately prior to the transfer and assignment to Buyer herein contemplated, Dealer had good and marketable title to each Leased Vehicle free and clear of all liens, encumbrances, security interests, and rights of others and, immediately upon the transfer thereof, Buyer shall have good and marketable title to each Leased Vehicle and each Contract, free and clear of all liens, encumbrances, security interests, and rights of others.

          q. No Contract shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Contract under this Agreement or pursuant to transfers of the Contract, shall be unlawful, void, or voidable.

     7. REPRESENTATIONS AND WARRANTIES OF BUYER. In order to induce Acquisition Agent to enter into this Agreement and to purchase Leased Vehicles and Contracts, Buyer represents, warrants and covenants to Acquisition Agent as follows:

          a. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Buyer is duly qualified to transact business, and is in good standing, in each jurisdiction where the nature of its business or properties requires such qualification


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and where the failure to so qualify could have a material adverse effect on the business operations or financial condition of Buyer. Buyer has all requisite power, authority, licenses and permits material to the ownership and operation of its properties and to the carrying on of its business.

          b. Buyer has all requisite corporate powers and authority to execute and deliver, and to perform under, this Agreement.

          c. The execution and delivery of, and performance by Buyer under, this Agreement and any and all related documents have been duly authorized by all requisite corporate actions of Buyer and are not in contravention of any applicable law.

          d. This Agreement constitutes the valid, legal and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights generally.

          e. No consent, approval or authorization of, registration with or declaration to any tribunal, person or entity, including, without limitation, the Obligors on the Contracts, or approval by the stockholders of Buyer, is required in connection with the execution and delivery of this Agreement or in connection with the performance by Buyer of any covenant or agreement contained herein.

          f. The execution, delivery, performance of or compliance with the terms of this Agreement will not cause Buyer to be in default or in violation (nor has any event or condition occurred that, with notice or lapse of time or both, would constitute a default or violation) under (a) any credit or loan agreement, indenture, mortgage or deed of trust, or other material agreement, undertaking or arrangement (written or oral) to which it is a party or by which it may be bound or (b) its Articles of Incorporation or bylaws.

          g. Buyer is not, and the execution, delivery, performance of or compliance with the terms of this Agreement and any and all activities governed herein will not cause Buyer to be, in violation of any laws in any respect that could have a material adverse effect whatsoever upon the validity, performance or enforceability of any of the terms of this Agreement.

          h. There is no litigation or action at law or in equity pending, or, to its knowledge, threatened against it and no proceeding of any kind is pending or, to its knowledge, threatened, by any federal, state or local governmental or administrative body, which will or might materially affect Buyer or its ability to consummate the transactions contemplated hereby.

     8. SERVICING AGREEMENT; COLLECTION OF PURCHASED RECEIVABLES. Concurrently with the execution of this Agreement, Acquisition Agent and Buyer shall enter into the Servicing Agreement, whereby Acquisition Agent, as an independent contractor, will collect, in accordance with the terms and conditions set forth therein, for the account of Buyer all payments due to Buyer under all


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Contracts.

     9. NO ASSUMPTION. The Acquisition Agent does not, and shall not be deemed to, assume any obligations of the Buyer relating to the transactions contemplated herein. Buyer does not, and shall not be deemed to assume any obligations of Acquisition Agent relating to the Contracts or the transactions giving rise to the Contracts. To the extent that Acquisition Agent has not completed performance of any contract pursuant to which a Contract was generated, Acquisition Agent hereby covenants and agrees to complete such contract in order that the Obligor will continue not to have any rights to set-off, counterclaim or dispute. Accordingly, Acquisition Agent hereby indemnifies and holds harmless Buyer, its successors and assigns, and their respective officers, directors, agents and attorneys against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Buyer, its successors and assigns, or their respective officers, directors, agents and attorneys due to (i) any breach by Acquisition Agent of its representations, warranties or covenants provided for in this Agreement or in the Servicing Agreement, or (ii) any action or inaction of Acquisition Agent, or through Acquisition Agent, in any way relating to, or arising out of, this Agreement, any and all Monthly Report Certificates, or any of the transactions contemplated herein or therein or the creation or collection or enforcement of any of the Contracts. Acquisition Agent, however, does not assume the risk of uncollectibility and does not indemnify Buyer, its successors and assigns, and their respective officers, directors, agents and attorneys, against, the uncollectibility of all or any part of the Contracts as against the Obligor thereof, except for uncollectibility resulting from a violation of state, federal or local laws or regulations and except as a result of a breach by Acquisition Agent of any warranty, representation or covenant contained herein. The indemnities contained in this Section shall survive any termination of this Agreement.

     10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Acquisition Agent may contract with industry-qualified parties for the performance of any or all of its obligations to acquire and service Contracts as contemplated and governed herein. Any such contract, however, shall not relieve Acquisition Agent from liability for its obligations hereunder.

     11. MODIFICATIONS AND WAIVERS. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege hereunder. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that the parties hereto may otherwise have at law or in equity. No waiver shall be valid in the absence of the written and signed consent of the party against which enforcement of such is sought.

     12. NOTICE. Except as otherwise specifically provided herein, any notice hereunder shall be in writing (including telegraphic or telecopy communication) and, if mailed, shall be deemed to


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be given when sent by registered or certified mail, postage prepaid, or if telegraphed when delivered to the telegraph company, or if telecopied when transmitted, or otherwise when delivered in person to the addressee and a receipt given for, in all such instances addressed to the respective party as follows:

     To Acquisition Agent:    Transition Leasing Management, Inc.
                              5422 Alpha Road, Suite 100
                              Dallas, Texas 75240
                              Attention: Ken Lowe, President

     To Buyer:                Transition Auto Finance II, Inc.
                              5422 Alpha Road, Suite 100
                              Dallas, Texas 75240
                              Attention: Ken Lowe, President

or at such other address as the addressees may, by written notice received by the other party hereto, designate as the appropriate address for purposes of notice hereunder.

     13. AMENDMENT. This Agreement may be amended, supplemented or modified only with the written consent of the parties hereto.

     14. CHOICE OF LAW. THIS AGREEMENT, AND THE VALIDITY AND ENFORCEABILITY HEREOF, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS.

     15. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     16. ENTIRE AGREEMENT. This instrument embodies the entire agreement between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof.

     17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which for all purposes is to be deemed an original.

     18. SURVIVAL. All covenants, agreements, undertakings, indemnities, representations and warranties made herein shall survive both the execution and the termination hereof, and shall not be affected by any investigation made by any party.


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     19.  FURTHER ASSURANCES.  Acquisition Agent shall furnish to Buyer at the request of the Buyer such additional information concerning the Contracts as Buyer may from time to time reasonably request in order to establish compliance with the terms and conditions of this Agreement, and shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, such supplements hereto and such further instruments as may reasonably be required or appropriate and permitted by law to further express the intention, or to facilitate the performance of, this Agreement.

                                       TRANSITION LEASING MANAGEMENT, INC.


                                       By:
                                           -------------------------------------
                                               Ken Lowe, President

                                       TRANSITION AUTO FINANCE II, INC.


                                       By:
                                           -------------------------------------
                                               Ken Lowe, President



















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                      MASTER CONTRACT ACQUISITION AGREEMENT

                                    EXHIBIT A

                           QUALIFIED CONTRACT CRITERIA

     The following purchasing criteria shall govern all purchases of Leased Vehicles by Buyer and no Leased Vehicle or Contract shall be acquired that does not meet the following criteria without specific written permission of Acquisition Agent and Buyer.

I.   VEHICLE CRITERIA.

     a. No vehicle that is to become a Leased Vehicle may be purchased by the Buyer if the vehicle is more than four model years old. No Contract may be acquired by the Buyer if the Contract is secured by a Leased Vehicle that, at the time of lease, was more than four model years old.

     b. The purchase price payable by the Buyer for each vehicle that is to become a Leased Vehicle (and thus to become subject to a Contract) shall never exceed that amount that a Dealer shall receive from bank draft upon the delivery of the Leased Vehicle. With respect to any Leased Vehicle (and the Contract related thereto) the Buyer may acquire from TAF-I, the Purchase Price for such Leased Vehicle payable by Buyer shall be an amount equal to the sum of (i) the value of Leased Vehicle on a "average wholesale" basis, as determined by reference to the "Texas Edition" of the "Official Used Car Market Guide" in effect as of the date of the Buyer's purchase plus (ii) 57.5% of the down payment received by TAF-I with respect to the Contract related to such Leased Vehicle.

     c. In addition, with respect to any Leased Vehicle (the "Subject Vehicle") and the Contract related thereto (the "Subject Contract") the Buyer may acquire from TAF-I, the Subject Contract may not be in default at the time of purchase by Buyer and may not be purchased if another Leased Vehicle and Contract within TAF-I's portfolio both satisfies the criteria specified within this Exhibit A and was entered into as of a date prior to the date of such Subject Contract.

II. DOWN PAYMENT RATIO. Obligors on all Contracts must have made a down payment on the Contract in cash and/or net trade-in allowance equal to not less than 15% or, in the case of Leased Vehicles which are four model years old 20%, of the actual purchase price paid to the dealer who sold the related Leased Vehicle to the Buyer or to TAF-I, as the case may be.

     a.   Each Contract must have an original term of 42 months or less.

     b. Each Contract shall be in the form of industry-standard consumer automobile lease

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          contracts.

IV.  CREDIT CRITERIA.

     a. With respect to each Obligor on each Contract, the Acquisition Agent shall perform all credit checks and reviews that are standard for the motor vehicle lease industry and shall supply the verification information to the Buyer at the time of acquisition of each Contract.

     b. In addition to the credit checks and reviews set forth in paragraph IV.a. above, each Obligor must satisfy the following criteria:

          1.   Verifiable home telephone number in Obligor's residence;

          2.   Residence:

               (A) Evidence of purchase, lease or rental agreement in Obligor's name;

               (B) Stability- Review time lived at last two addresses, as well as time in area;

          3.   Employment: At least one year with last two employers;

          4. Obligor has verifiable income (check stub, W-2, 1099, tax return, or bank statements);

          5. Ratio of Obligor's net spendable income to gross generally should exceed 60%;

          6.   References:

               (A)  Five relatives;

               (B)  Five personal;

          7.   Current Texas driver's license;

          8. If a previous bankruptcy, must have been discharged at least one year, or if open, need letter of permission from bankruptcy trustee;

          9.   Exceptions for first-time buyers.




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